Exhibit 99.1

The Real Good Food Company Appoints Timothy K. Hussman to the Board of Directors

Brings Over 35 Years of Food Manufacturing, Procurement, and Distribution Experience

Cherry Hill, NJ, June 1, 2023 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen foods company, today announced the appointment of respected food industry executive Timothy K. Hussman to the Board of Directors, effective May 30, 2023. Mr. Hussman will serve as a member of the Audit Committee, as well as the Nominating & Corporate Governance Committee.

Mr. Hussman served for over 35 years in varying roles of increasing responsibility within the meat industry, including 19 years in the Sysco Corporation (“Sysco”) family of brands. The last position Mr. Hussman held prior to his retirement was President of the Specialty Meat Division, where he oversaw 22 manufacturing facilities that generated $2 billion in annual revenue. In addition to this role, his positions held included Executive Chairman of West Coast Specialty Meat Group as well as President of Newport Meat Company both before and after its acquisition by Sysco. Prior to joining Newport Meat Company, Mr. Hussman served as the Assistant Director of the Certified Angus Beef Program. Mr. Hussman currently serves on the Board of Directors of the Maryland 4-H Foundation, a non-profit focused on youth leadership development.

Mr. Hussman has a Bachelor of Science in Animal Science from Virginia Tech University; a diploma in Agricultural Production and Marketing from Lincoln University, New Zealand; and a Master of Business Administration degree from Pepperdine University.

Bryan Freeman, Executive Chairman of The Real Good Food Company, commented: “Tim is a highly experienced and seasoned food industry executive who will bring additional depth and perspective to our Board. We are pleased to welcome him as our newest Director.”

Mr. Hussman added: “I am excited to join The Real Good Food Company’s Board of Directors, helping to guide an incredible brand that I have eagerly followed as a consumer for years. By leveraging my extensive food manufacturing and distribution experience, I am confident that I can meaningfully contribute to the Company’s continued success and create long-term value for all our stakeholders.”

About Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements predicted, assumed, or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021. In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions, and macroeconomic challenges or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact:

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com